EXHIBIT 10.27 - LEASE DATED NOVEMBER 21, 2000 BETWEEN
                TOUBIN REALTY II, LLC AND GEOWORKS







                                 LEASE AGREEMENT

                                     BETWEEN

                         Toubin Realty II, LLC, Landlord


                                       AND

                             Geoworks, Inc., Tenant





Address of Property:                      50 Route 9 North
                                          Marlboro, New Jersey  07746

Description of Leased Premises:           Building B

Billable Square Feet:                     Approximately 20,000

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                                TABLE OF CONTENTS


 1.  LEASED PREMISES                                             1
 2.  TERM                                                        1
 3.  USE                                                         2
 4.  BASE RENT                                                   2
 5.  CONSTRUCTION & DELIVERY OF THE PREMISES                     2
 6.  REAL ESTATE TAXES AND INSURANCE PREMIUMS                    3
 7.  UTILITIES; TRASH REMOVAL                                    4
 8.  SECURITY DEPOSIT                                            5
 9.  LATE CHARGES                                                6
10.  ALTERATIONS AND IMPROVEMENTS                                7
11.  REPAIRS AND CARE                                            8
12.  MANAGING AGENT                                              8
13.  ASSIGNMENT                                                  9
14.  SIGNS                                                      10
15.  INSPECTION AND REPAIR; RIGHT TO EXHIBIT                    10
16.  COMPLIANCE WITH LAWS                                       10
17.  MORTGAGE SUBORDINATION & ATTORNMENT                        12
18.  NO ENCUMBRANCE OF LEASE                                    13
19.  ESTOPPEL CERTIFICATES                                      13
20.  PARKING                                                    13
21.  FIRE AND OTHER CASUALTY                                    13
22.  EMINENT DOMAIN                                             14
23.  REMEDIES UPON TENANT'S DEFAULT                             15
24.  TERMINATION ON DEFAULT                                     15
25.  REMOVAL OF TENANT'S PROPERTY                               16
26.  TERMINATION OF LEASE                                       16
27.  RESPONSIBILITY FOR DAMAGE                                  16
28.  NON-LIABILITY OF LANDLORD                                  17
29.  THIRD PARTY BENEFICIARY                                    17
30.  ATTORNEY'S FEES                                            17
31.  INDEMNIFICATION OF LANDLORD                                18
32.  REIMBURSEMENT OF LANDLORD                                  18
33.  JOINT AND SEVERAL LIABILITY                                18
34.  RULES AND REGULATIONS                                      18
35.  INSURANCE                                                  19
36.  NOTICES                                                    19
37.  SEVERABILITY                                               20
38.  CONFORMITY WITH LAWS AND REGULATIONS                       20
39.  NON-WAIVER BY LANDLORD                                     20
40.  TENANT NOT IN MILITARY                                     20
41.  CORPORATE TENANTS                                          20
42.  BROKERS                                                    20
43.  NUMBER AND GENDER                                          21
44.  BINDING EFFECT                                             21
45.  WAIVER OF JURY TRIAL                                       21
46.  CAPTIONS AND HEADINGS                                      21
47.  HOLDOVER TENANCY                                           21
48.  PAYMENT OF ADDITIONAL RENT                                 21
49.  RECORDING                                                  22
50.  TITLE AND QUIET ENJOYMENT                                  22
51.  WAIVER                                                     22
52.  HOURS OF OPERATION                                         22
53.  NO FIRE SALES                                              22
54.  TENANT'S TRADE NAME                                        22
55.  SUBMISSION NOT AN OPTION                                   22
56.  ENTIRE CONTRACT                                            22
RULES AND REGULATIONS                                           24

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                                 LEASE AGREEMENT

     This Agreement is made on November 21, 2000, between Toubin Realty II, LLC, having offices located at 4000 Route 9 South, Morganville, New Jersey 07751, hereinafter designated as the Landlord; and Geoworks, Inc., having a mailing address of 960 Atlantic Avenue, Alameda, California 94501, hereinafter designated as the Tenant.

     1. LEASED PREMISES:

     a. Landlord does hereby lease to Tenant, and Tenant does hereby rent from Landlord, for the term and on the conditions hereinafter provided, the space consisting of a Building to be constructed containing a total of approximately 20,000 billable square feet, as more particularly described below, to be known as Building B (and hereinafter referred to as the "Leased Premises"), located behind the Grosso Building at 50 Route 9 North, Morganville, New Jersey, which property is also known as Lot 21 in Block 176 on the Marlboro Township tax map (hereinafter referred to as the "Property"). Attached hereto as Exhibit A is a diagram of the Property, showing the existing Grosso Building and the location of the Leased Premises to be constructed.

     b. Upon the completion of the Leased Premises, the billable square footage thereof shall be measured by Tenant's architects, Mancini & Duffy. The term "billable square feet" means the square footage of the Leased Premises measured from interior wall to interior wall, and adding six inches thereto for each exterior wall.

     c. The Leased Premises are leased with the nonexclusive right of Tenant (and all persons claiming under Tenant, including Tenant's employees, vendors, customers and other invitees) to use, free of charge, all "Common Areas". The Common Areas shall include, without limitation, the paved parking areas, paved service areas, sidewalks, ramps, roadways, driveways, curbs, curbcuts and all similar facilities and areas of Landlord's Property.

     2. TERM:

     a. The initial term of this Lease shall be for ten (10) years, commencing on the Commencement Date as hereinafter defined, and ending on the last day of the one-hundred- twentieth (120th) month thereafter. The Commencement Date will be the first day of the month following the month in which Landlord has completed the construction of the Leased Premises and delivered possession thereof to Tenant. Provided, however, that Tenant shall be responsible for paying per diem Base Rent from the day that Landlord delivered possession thereof to Tenant.

     b. The estimated Commencement Date will be on or about June 1, 2001. If, for any reason other than delays that are caused by Tenant, Excusable Delays, and/or Force Majeure (hereinafter defined), the Commencement Date does not occur by July 4, 2001, then at any time after July 4, 2001, Tenant can elect to cancel this Lease on thirty days notice to Landlord and if the Leased Premises are not completed within that thirty day period, the Tenant will be entitled to the prompt refund of its security deposit and the cancellation of the letter of credit.

     c. At the expiration of the initial term of this Lease, and provided that the Tenant is not in default under the terms of this Lease, the Tenant shall have two options to renew this Lease each option being for a term of five (5) years. In the event Tenant exercises the renewal options, the tenancy shall continue to be governed by the terms and conditions set forth in this Lease throughout the renewal periods, except that the Base Rent shall change as set forth in Section 4(b) below. Notice to the Landlord of the

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Tenant's  desire to  exercise  these  renewal  options  must be  provided to the
Landlord in writing, in accordance with the "Notices" Section of this Lease, not less than twelve (12) months prior to the expiration of the then ending lease term.

     3. USE:

     a. The Leased Premises shall be used and occupied only and for no other purpose than executive, administrative and sales offices, and laboratory and production facilities, for Tenant's development of software.

     b. The Tenant shall not use or permit the Leased Premises to be used for any other purpose without the prior written consent of the Landlord.

     c. The Tenant shall not use or occupy the Leased Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein permitted, nor for any purposes deemed unlawful, disreputable or extra hazardous, on account of fire or other casualty.

     4. BASE RENT:

     a. The Tenant covenants and agrees to pay to the Landlord, for and during the initial term hereof, base rent ("Base Rent") in the following manner: For the first thirty-six (36) months of the term, the annual Base Rent shall be calculated at $22.00 per square foot per annum, payable in equal monthly installments beginning on the Commencement Date of this Lease, and on the first day of each subsequent month. For the next thirty-six (36) months of the term, the annual Base Rent shall be calculated at $23.10 per square foot per annum, payable in equal monthly installments beginning on the first day of the thirty-seventh (37th) month of the term, and on the first day of each subsequent month. For the next thirty-six (36) months of the term, the annual Base Rent shall be calculated at $24.26 per square foot per annum, payable in equal monthly installments beginning on the first day of the seventy-third (73rd) month of the term, and on the first day of each subsequent month. For the last twelve (12) months of the term, the annual Base Rent shall be calculated at $25.47 per square foot per annum, payable in equal monthly installments beginning on the first day of the one- hundred-ninth (109th) month of the term, and on the first day of each subsequent month. All Base Rent payments shall be made monthly in advance, without setoff or deduction.

     b. If Tenant exercises the renewal options provided for in Section 2(b), then the Base Rent during the renewal term shall be the fair market rent for the Renewal Term in question, which shall be calculated based on dollars per gross billable square foot per annum, and Tenant will continue to pay its share of real estate taxes and insurance premiums, and to pay for its own utilities.

     5. CONSTRUCTION AND DELIVERY OF THE LEASED PREMISES:

     a. Landlord hereby covenants and agrees, at its own cost and expense, but subject to the limitations set forth in this Section, to construct the Leased Premises and to provide water, electricity and all other necessary utilities to the Leased Premises, and to do all other work as required and as specified on the specifications that are described in detail on the list that is attached hereto as Exhibit B (the "Construction Specifications") and as shown on specific plans for the Leased Premises which will be approximately 20,000 square feet, which plans are not yet complete but will generally be the same fit up details as shown in the Construction Specifications described in Exhibit B except that the plans will be for 20,000 square feet instead of 14,000 square feet, and which plans are subject to the reasonable approval of both Landlord and Tenant. Landlord and Tenant acknowledge that the Construction Specifications were prepared for Tenant's occupancy at another location, which would have only been approximately 14,000 square feet. In no

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

event shall Landlord commence Tenant Improvement work until Tenant's architect, Mancini and Duffy, has provided to Landlord and Tenant the complete final drawings for the Leased Premises and the specific plans for the Leased Premises are finalized and approved by both parties. The final drawings and plans will be attached to this Lease as Exhibit C.

     b. Intentionally omitted.

     c. Landlord warrants and agrees that, at the time of delivery of the Leased Premises to Tenant, it shall deliver the parking areas at the Property to Tenant in good condition, properly lighted, properly paved, and line painted, with curbs, curb cuts, sidewalks and roadways as designated on the final plans. Moreover, all systems serving the Leased Premises shall be in good working order, and Landlord warrants that Tenant's occupancy of the Leased Premises complies with all applicable laws. All such work shall be Substantially Complete (defined below) on the date of delivery of possession of the Premises to Tenant. Landlord agrees to give at least thirty (30) days prior written notice to Tenant of the estimated date when such possession will be available to Tenant hereunder, followed by a second written notice from Landlord to Tenant of the exact date when possession is available to Tenant hereunder, which second notice shall be delivered at least three (3) business days prior to the date that Tenant may take possession.

     d. Prior to taking possession of the Leased Premises, Tenant shall have the right to inspect the Leased Premises and provide Landlord with a punch list of items which require repair and/or completion. Landlord shall have thirty (30) days to complete the items designated therein (or such longer time as is reasonably necessary if a given item cannot be attended to within thirty (30)
days).

     e. The term "Substantially Complete" shall mean full completion of Landlord's work pursuant to Exhibit C, except for minor incomplete items or deficiencies, that shall not unreasonably hinder Tenant's use and occupancy of the Leased Premises.

     f. "Excusable Delay" shall mean a delay caused by new or unforeseeable governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds. "Force Majeure" shall mean any Excusable Delay, or other causes beyond Landlord's control, or governmental preemption in connection with a national emergency or any rule, order or regulation of any governmental authority, or conditions of supply and demand which are affected by war or other emergency, as a result of which Landlord is unable to fulfill its obligations under this Lease or is unable to supply any service which Landlord is obligated to supply hereunder in a timely manner.

     g. The Landlord's financial obligation for all construction costs and expenses shall be subject to the limitation that the Landlord shall pay for the construction of the building and for the Tenant's Improvements that are described generally on Exhibit B, and will be more specifically described in Exhibit C. Tenant shall be responsible for all costs of hiring a construction project manager. In addition, any increased costs to the Landlord that result from any change orders to the final plans and specifications which are made at the Tenant's request after the commencement of construction, shall be paid for by Tenant. Payments that are due from Tenant to Landlord for Tenant Improvements or change orders shall be paid by Tenant within thirty (30) days of receipt of demand therefor with supporting documentation.

     6. REAL ESTATE TAXES AND INSURANCE PREMIUMS

     a. Tenant shall pay as additional rent increases in the Landlord's real estate taxes and insurance premiums as set forth below.


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


     b. "Real Estate Taxes" as set forth in this Section 6 shall mean those taxes attributable to the Property, provided that, if because of any change in the method of taxation of real estate, any other tax or assessment is imposed upon Landlord or the owner of the land or the building or both or upon or with respect to the Landlord of the building or of the rents or income therefrom in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall be deemed real estate taxes for the purposes of this Section. The "Base Year Real Estate Taxes" shall be the Real Estate Taxes for the calendar year 2001 for the fully completed project, calculated based upon the initial added assessment for improvements that is imposed by the Marlboro Township tax assessor with respect to the construction of Building B plus 50% of the assessment for the land, multiplied by the final tax rate for the calendar year.

     c. For each year or part of a year occurring within the lease term in which the total annual real estate taxes and assessments Real Estate Taxes attributable to Building B and 50% of the land shall exceed the Base Year Real Estate Taxes, Tenant shall pay the excess to Landlord within thirty (30) days after Landlord's presentation of a bill to Tenant for same.

     d. If the last year of the Term ends on any day other than the last day of the tax year, any payment due to Landlord by reason of any increase in Real Estate Taxes shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor. This covenant shall survive the expiration or termination of this Lease.

     e. "Insurance Premiums" as set forth in this Section 6 shall mean the Landlord's premiums for its business owner's policy attributable to the Property, including fire and casualty coverage. The "Base Year Insurance Premiums" shall be that portion of the Insurance Premiums for the first policy year commencing after the completion of the construction of Building B, that is attributable to the construction of the additional improvements on the Property. Landlord shall obtain from its insurance agent a breakdown of the Insurance Premiums, and supply a copy of same to Tenant.

     f. For each year or part of a year occurring within the lease term in which the total annual Insurance Premiums attributable to Building B shall exceed the Base Year Insurance Premiums, Tenant shall pay the excess to Landlord within thirty (30) days after Landlord's presentation of a bill to Tenant for same.

     g. If the last year of the Term ends on any day other than the last day of an insurance policy year, any payment due to Landlord by reason of any increase in Insurance Premiums shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor. This covenant shall survive the expiration or termination of this Lease.

     7. UTILITIES; TRASH REMOVAL:

     a. From the date that Tenant takes possession of the Leased Premises, and thereafter throughout the term of this Lease, the Tenant shall pay when due all the rents, charges or costs for water, sewer, electric, gas, cleaning and/or other services supplied to or for the benefit of the Leased Premises. The billing accounts for these services shall be in Tenant's name and shall be paid by Tenant directly to the supplier thereof.

     b. Landlord shall arrange and pay for Tenant's refuse removal in accordance with any plan set by Landlord for this Property. Tenant shall fully comply with all state, county and municipal legislation requiring segregation of refuse into bottles, cans, etc., for recycling, or otherwise regulating refuse disposal. If Tenant does not comply with the applicable trash removal and/or recycling requirements for this Property, Landlord may

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

remedy such non- compliance at Tenant's expense in accordance with the Section of this Lease entitled "Reimbursement of Landlord".

     8. SECURITY DEPOSIT:

     a. The Tenant has this day deposited with the Landlord the sum of $73,333.00 as security for the full and faithful performance by Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Base Rent or additional rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event, the Tenant shall, on demand, promptly restore said security to the required amount. Liability to repay such security to the Tenant shall run with the reversion and title to the Property, whether any change in ownership thereof occurs by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said Property, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

     b. Under no circumstances will security be applied toward the last months' rent at the end of the lease term.

     9. LETTER OF CREDIT:

     As additional security to Landlord for the full performance of all of Tenant's leasehold obligations, Tenant shall provide to Landlord a letter of credit in accordance with the following terms and conditions:

     a. On or before 5:00 p.m. on the seventh (7th) business day following full execution of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional letter of credit naming the Landlord as beneficiary, in the amount of $500,000.00, which will be automatically renewed and extended without amendment for additional one (1) year periods beginning on the expiration date of the initial letter of credit through the termination of the Lease. The letter of credit shall provide that if the bank elects not to renew the letter of credit, then the bank shall so notify the Landlord by overnight courier service at the address provided in the Lease, not later than sixty (60) days prior to the expiration date of the then expiring letter of credit. Upon receipt of such notice, the Landlord may, at any time before the expiration date, draw on the letter of credit for the full amount thereof, by submission to the bank of the original letter of credit together with the Landlord's signed statement that it received the bank's notice of non-renewal, and that such non-renewal constitutes a default by Tenant under the Lease. Upon Landlord's receipt of the $500,000.00, it shall be placed in a separate escrow account, to be disbursed in accordance with the terms of the Security Deposit Section of this Lease. However, Tenant shall have no obligation to restore any portion of the $500,000.00 used by Landlord pursuant to such Security Deposit provisions.

     b. Landlord shall have the right to draw on the letter of credit in any one or more of the following circumstances: (i) upon the Tenant's default in the performance of its obligations under the Lease, as a result of which Landlord has obtained a judgment for possession against Tenant; (ii) in the event that Tenant has been adjudicated a bankrupt,

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

insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy or insolvency, receivership, agreement or composition or assignment for the benefit of creditors (that is not dismissed within 90 days provided that Tenant has continued to pay its rental obligations when due), or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law; or (iii) if Tenant ceases its business operations in and has abandoned the Leased Premises, and has ceased fulfilling its leasehold obligations. In any of these events, and following Landlord's compliance with the provisions of Section 9(d) below, Landlord shall be able to draw upon the letter of credit by issuing a statement to the bank issuing the letter of credit which provides, "Geoworks, Inc., is in default of its obligations under the Lease as set forth in Section 9(b)(i) and/or (ii) and/or (iii)."

     c. If Landlord proceeds with the draw on the letter of credit, and the amount needed to cure the Tenant's then outstanding defaults is less than $500,000.00, Landlord shall place the balance in a separate escrow account, to be disbursed in accordance with the Security Deposit Section of this Lease (except that Tenant shall have no obligation to replenish such portion of the Security Deposit).

     d. Except with respect to non-renewal of the letter of credit by the issuer thereof, prior to Landlord's drawing upon the letter of credit, Landlord shall submit a written certification to Tenant, stating the basis for its drawing upon same. If the Tenant wishes to assert that Landlord is not entitled to draw upon the letter of credit, the Tenant's only recourse to prevent Landlord from calling the letter of credit shall be to obtain a restraining order in a court of competent jurisdiction, which order must be obtained and served upon Landlord within fourteen (14) days after Tenant's receipt of Landlord's certification.

     e. Tenant acknowledges and agrees that a failure to maintain in effect a letter of credit that complies with all of the requirements of this Section 9, or the refusal by Tenant's bank to renew any letter of credit, shall each constitute an event of default under the Lease.

     f. After the fifth year of the term has expired, and provided that Tenant has not committed any material defaults during the first five years of the term, then the letter of credit amount will be reduced to $250,000.00. After the sixth year of the term has expired, and provided that Tenant has not committed any material defaults during the first six years of the term, then the letter of credit amount will be reduced to $200,000.00. After the seventh year of the term has expired, and provided that Tenant has not committed any material defaults during the first seven years of the term, then the letter of credit amount will be reduced to $150,000.00. After the eighth year of the term has expired, and provided that Tenant has not committed any material defaults during the first eight years of the term, then the letter of credit amount will be reduced to $100,000.00. After the ninth year of the term has expired, and provided that Tenant has not committed any material defaults during the first nine years of the term, then the letter of credit amount will be reduced to $50,000.00. Landlord and Tenant agree that satisfaction of the conditions to a reduction in the letter of credit will be made between sixty and ninety days prior to the end of the applicable annual term so that clear renewal instructions can be given to the issuing bank for the following year. If a material default occurs after such determination, then Landlord reserves all rights set forth above and can require that the amount of the letter of credit be promptly returned to $500,000.00.

     10. LATE CHARGES:

     a. The Tenant shall pay the Base Rent and any sum due as additional rent on or before the date on which it is due and owing. If payment is not received within five (5) days of the date on which it was due, Tenant shall be liable for a late fee in the amount of

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eight (8%) percent of the rent or additional rent which is past due and owing as of that date. Said late fee shall become additional rent due and owing.

     b. From and after thirty (30) days from the date any payment was due, and for so long as it remains unpaid in whole or in part, interest shall accrue and be payable thereon on the unpaid amount at the rate of twelve (12%) percent per annum, and shall be deemed additional rent (if payable to Landlord).

     c. Tenant agrees to pay to Landlord a bounced check fee of $35.00 for each and every check submitted by Tenant to Landlord pursuant to any provision of this Lease, which is dishonored for payment by the bank upon which it is drawn. The bounced check fee shall be deemed additional rent. Any check returned dishonored must be replaced with a money order or certified check upon Landlord's request.

     d. These late charges shall be recognized by both parties to be the reasonable administrative costs incurred by the Landlord in the event of nonpayment of rent, and said charges shall be due and payable as a result of and part of any judgment that the Landlord obtains against the Tenant for nonpayment of rent.

     11. ALTERATIONS AND IMPROVEMENTS:

     a. No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, carpeting, apparatus, fixtures and trade fixtures, shall be installed in or attached to the Leased Premises, without the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed or conditioned. Despite the foregoing, Tenant can elect to install window treatments or coverings consistent with the building standards without seeking Landlord's consent. All such alterations and improvements, if permitted by Landlord, shall be made at the Tenant's sole cost and expense.

     b. All alterations, additions, improvements, systems, antennas, heavy equipment, carpeting, apparatus, fixtures and trade fixtures, when made, installed in or attached to the Leased Premises, shall belong to and become the property of the Landlord and shall be surrendered with the Leased Premises as a part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury. Provided, however, that at the Landlord's option (unless Tenant secured Landlord's waiver of this election in connection with securing Landlord's consent to such improvements), at the expiration or earlier termination of this Lease (other than in connection with Casualty or Condemnation), Tenant must remove such improvements and/or alterations made by Tenant as Landlord may direct, and restore the Leased Premises to their condition at the inception of Tenant's occupancy thereof, and repair any damage caused by the removal of such improvements and/or alterations. In addition, Tenant shall be responsible for capping all plumbing, gas, electrical, and/or other utility connections behind the wall, where such connections serviced improvements or alterations which have been removed.

     c. All alterations, additions, improvements, equipment and fixtures which Tenant makes or installs, at any time prior to or during the term of this Lease, shall be made or installed in a good and workmanlike manner, and in accordance with all applicable federal, state and municipal laws and regulations, and in accordance with all regulations promulgated by governmental agencies having jurisdiction, and further in accordance with prevailing safety standards in the industry. In addition, the removal of any alterations, additions, improvements, equipment or fixtures at the expiration or earlier termination of this Lease, as permitted or required by the terms hereof, shall be done in a good and workmanlike manner, and in accordance with all of the aforementioned laws and regulations.

     d. In the event that the making of any alterations, additions or improvements by Tenant to the Leased Premises, or the installation of any equipment or fixtures by Tenant in the Leased Premises, results in an increase in the insurance premiums payable by the Landlord for the Property, or results in an increased assessment of the Property for real estate tax purposes, then at the Landlord's option, Tenant shall pay the increment in such insurance premiums or real property taxes as additional rent.

     12. REPAIRS AND CARE:

     a. Landlord and Tenant acknowledge that Landlord will be constructing the building which will be the Leased Premises, and that it is anticipated that the building and Landlord's fit up work in the Leased Premises will be completed sometime in the spring of the year 2001. After the Tenant has examined the Leased Premises and any equipment which services the Leased Premises exclusively, and has accepted the condition thereof, throughout the term of this Lease and all extensions, the only responsibility of the Landlord for repairs or replacements shall be for the repairs and replacements to the structure (as more particularly described in Section 12(b) below) and the Common Areas of the Property and to insure that all warranties are honored by Landlord's contractors. Landlord also warrants that (i) all building systems comply with their specifications and are in good working order for 180 days after the Commencement Date and (ii) that Tenant may lawfully occupy the Leased Premises under all laws applicable as of the Commencement Date.

     b. Landlord shall be responsible for all necessary repairs, maintenance, or replacements to, the exterior and the structural portions of the Leased Premises, including the roof and roof supports, flashings, gutters, downspouts, footings, foundations, structural supports, columns, exterior walls, bearing walls, retaining walls, floor slab, and chimney (if any), so as to keep the same in good condition and repair; and Landlord shall further maintain in good working order and repair, and shall maintain and replace as necessary, all plumbing, pipes, tubes and other conduits and utility lines leading to or from the Leased Premises, except for telephone service lines, which shall be the Tenant's responsibility.

     c. Except as set forth above, the performance of all maintenance, repairs and replacements to the Leased Premises and any and all equipment servicing same, shall be Tenant's responsibility, and shall be done at Tenant's sole cost and expense. Tenant shall maintain the Leased Premises and equipment servicing same in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the Leased Premises and equipment servicing same in good order and condition, subject to ordinary wear and tear.

     d. Throughout the term of this Lease, and any renewal or extension thereof, Tenant shall maintain in effect a maintenance and service contract for its HVAC equipment and system, with a reputable contractor having all necessary licenses for the same.

     13. MANAGING AGENT:

     a. The parties hereby acknowledge that at this time and until further notice, Shari Blinn shall be the managing agent for the Landlord. All payments of rent and additional rent and any other payments required under the terms of this Lease shall be made payable to Toubin Realty II, LLC, and shall be delivered to them at 4000 Route 9 South, Morganville, New Jersey 07751. Furthermore, the Tenant shall direct all written communication with respect to this tenancy to Shari Blinn at the aforementioned address, or otherwise by telephoning (732) 970-9700.

     b. At any time and from time to time during the term of this Lease, Landlord may designate a different firm or entity as managing agent, and/or
Landlord may change its directions to Tenant as to where Base Rent and additional rent payments shall be made. Landlord shall send Tenant advance written notice, advising of any such changes in managing agent or rent payment instructions.

     14. ASSIGNMENT:

     a. Tenant covenants and agrees that it shall not assign its interest in this Lease, in whole or in part, nor shall Tenant sublet or permit the subletting of the Leased Premises or any part thereof, without first having received the written consent thereto of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     b. Tenant shall give Landlord written notice of its desire to assign this Lease or sublet all or any portion of the Leased Premises at least 60 days prior to the proposed effective date of such assignment or subletting. Tenant's notice shall be accompanied by (i) a photostatic copy of the proposed instrument of assignment or subletting; (ii) a statement describing the identity and business experience of the proposed assignee or subtenant and, if the same is a partnership, trust or corporation, of each partner, trustee, shareholder, officer and director thereof; (iii) a current financial statement and the most recently filed federal income tax return of each entity and person described in
(ii) above; and (iv) such other information as Landlord may request.

     c. Landlord will endeavor to advise Tenant of its decision to consent or not consent to the Tenant's proposed assignment or subletting not less than 20 days prior to the proposed effective date thereof. However, in the event that Landlord does not respond to Tenant's request within the period provided in this paragraph, Landlord shall be deemed to have withheld consent to Tenant's proposed assignment of this Lease or subletting of the Leased Premises, unless the delay is unreasonable. Any assignment or subletting by Tenant without Landlord's prior written consent shall be void and of no force or effect. The acceptance by Landlord of the payment of any Base Rent or additional rent following any assignment or other transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. In the event that Landlord does consent to Tenant's proposed assignment or subletting, no such assignment or subletting shall operate to relieve Tenant of its obligations to fully perform all covenants and conditions of this Lease.

     d. In addition to Landlord's right to withhold consent to the proposed assignment of this Lease or subletting of all or a portion of the Leased Premises, Landlord may, at its sole election, (i) terminate this Lease in the case of a proposed assignment or subletting of the entire Leased Premises, or
(ii) recapture the portion of the Leased Premises which Tenant proposed to sublet (if that is less than the entire Leased Premises). In the latter event, Landlord shall, at its own cost, erect such demising walls as are necessary to physically separate that portion of the Leased Premises which Landlord elects to recapture from the remainder of the Leased Premises. Such construction shall be completed in a good and workmanlike manner, in accordance with all applicable laws and governmental regulations, and the resulting separate spaces shall each have their own access to the Common Areas of the Property. If Landlord recaptures either all or any portion of the Leased Premises, pursuant to the provisions of this paragraph, Tenant shall vacate the Leased Premises or applicable portion thereof, as the case may be, on the date on which Tenant's proposed assignment or subtenancy would have been effective had Landlord consented to the same, and Tenant shall surrender the space recaptured to Landlord in the condition required by this Lease as though the Lease had expired by its terms with respect to such space.

     e. Despite the foregoing, Tenant can assign this Lease or sublease any portion of the Leased Premises to any corporate parent or controlled affiliate of Tenant, or in connection with the sale of all of its assets or business to a third party and Landlord shall have no right of recapture in connection with the foregoing; provided that Landlord is given prompt notice and any such third party or corporate parent or affiliate assumes this Lease, and Landlord is receives a copy of the executed document memorializing same.

     f. In the event that the Tenant seeks the Landlord's consent to a proposed subletting or assignment, the Tenant agrees to be responsible for the Landlord's reasonable attorneys' fees and other costs of reviewing the credentials of the prospective assignee/subtenant, and preparing the necessary documents, but not to exceed a total of two months' rental payments.

     15. SIGNS:

     a. The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, on the exterior of the Leased Premises or the Property or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. Landlord agrees that Tenant's signage can be included as the first position on the streetside monument signage for the Property. Landlord also authorizes Tenant to place Tenant's signage on the exterior of its building. All signs shall be paid for by the Tenant, and shall be subject to the Landlord's approval with respect to style, size and proposed location, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant must pay for and obtain any required municipal approvals, and all signs shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

     b.  In  case  the  Landlord  or  the   Landlord's   agents,   employees  or
representatives shall deem it necessary to remove any such signs in order to paint or make repairs, alterations or improvements in or upon or any part of the Property, they may be so removed, but shall be replaced by the Landlord when the said repairs, alterations or improvements shall have been completed.

     16. INSPECTION AND REPAIR; RIGHT TO EXHIBIT:

     a. The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Leased Premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspections or repairs.

     b. The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the Leased Premises to persons wishing to rent or purchase the same. Tenant agrees that on and after six months next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the Property offering the Leased Premises for rent, and the Tenant hereby agrees to permit such notices to remain thereon without hindrance or molestation.

     17. COMPLIANCE WITH LAWS:

     a. During the term hereof, the Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and all of their departments, bureaus and subdivisions, applicable to and affecting the said Leased Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Leased Premises; and Tenant shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the Leased Premises and its contents or the Property, for the prevention of fire or other casualty, damage or injury, all at the Tenant's own cost and expense.

     b. As may be mandated by federal and state statutes and regulations, Tenant is expressly forbidden from releasing, threatening to release, dumping, discharging, placing on or in the Property, generating, storing, treating, using or disposing of, on the Property, any hazardous substances. For purposes of this Lease, "hazardous substance" means any substance or material giving rise to liability or responsibility under the Resource Conservation and Recovery Act
(RCRA) 42 USC Sec. 6901 et seq.; The Comprehensive Environmental Response Compensation and Liability Act (CERCLA) 42 USC Section 9601 et seq. as amended by the Superfund Amendment and Reauthorization Act of 1987 (SARA), 42 USC Sec. 9601 et seq.; The Federal Clean Water Act, 33 USC Sec. 1301 et seq.; as well as the New Jersey Spill Compensation and Control Act N.J.S.A. 58:10-23.11 et seq.; The New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; and the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; and any and all regulations promulgated pursuant to said federal and state laws, or under any municipal ordinances, or any common law theory of nuisance or strict liability.

     c. Tenant shall cause its employees, agents, invitees and guests to comply with the provisions of subparagraphs (a) and (b) of this Section.

     d. If applicable, Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ISRA"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan must be prepared and that a cleanup must be undertaken because of any spills or discharges of hazardous substances or wastes at the Property which occur due to the act or omission of Tenant, Tenant's agents, invitees, licensees, or employees, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall also arise if there is any closing, terminating or transferring of operations of the Tenant's industrial establishment at the Property which are subject to ISRA. Such submissions to the Bureau shall be made no less than six
(6) months before the end of the Tenant's occupancy of the Leased Premises. Landlord shall be kept advised of each step in the ISRA submission process, and the Tenant shall diligently pursue any cleanup plan required by the NJDEP either before or immediately after the expiration of its lease term.

     e. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of ISRA non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. At no expense to Landlord, Tenant agrees to promptly provide any information requested by Landlord regarding Tenant's use and occupancy at the Leased Premises, as may be needed to evidence compliance with the terms of applicable laws and insurance policies; and Tenant agrees to promptly execute any affidavits or other documents needed in confirmation of same.

     f. Tenant shall indemnify, defend and save harmless the Landlord from all fines, suits, proceedings, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which are attributable to Tenant's acts or omissions; and from all fines, suits, proceedings, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the provisions of this Section. If Tenant fails to comply in any respect with the provisions of this Section, Tenant shall be responsible for any and all damages, costs of remediation and other costs, penalties, fines, losses and/or expenses (including but not limited to actual attorney's fees and other professional and consultants' fees) arising from or attributable to Tenant's non-compliance. Tenant's obligations and liabilities under this Section shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Property. Tenant's failure to abide by the terms of this Section shall be restrainable by injunction, as Tenant acknowledges and stipulates that failure to comply herewith will cause irreparable harm to the Landlord.

     g. Landlord warrants to its knowledge that there are no hazardous substances or wastes on or about the Property. Landlord shall indemnify, defend and save harmless the Tenant from all fines, suits, proceedings, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Property which are NOT attributable to Tenant's acts or omissions; and from all fines, suits, proceedings, claims and actions of any kind NOT arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the provisions of this Section. If Landlord fails to comply in any respect with the provisions of this Section, Landlord shall be responsible for any and all damages, costs of remediation and other costs, penalties, fines, losses and/or expenses (including but not limited to actual attorney's fees and other professional and consultants' fees) arising from or attributable to Landlord's non- compliance. Landlord's obligations and liabilities under this Section shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Property. Landlord's failure to abide by the terms of this Section shall be restrainable by injunction, as Landlord acknowledges and stipulates that failure to comply herewith will cause irreparable harm to the Tenant.

     18. MORTGAGE SUBORDINATION & ATTORNMENT:

     a. Tenant agrees that this Lease is and shall be subject and subordinate to the lien of any mortgages that may now or hereafter be placed upon the Property, and to all present or future advances under the obligations secured thereby, and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured by such mortgages from time to time. Said subordination shall have the same force and effect as if such mortgages and any such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the execution of this Lease. Notwithstanding the foregoing, Tenant's agreement to subordinate its leasehold interest in the Leased Premises to the interest of any mortgagee or deed of trust holder (collectively, "mortgagee") is contingent upon such mortgagee, for itself and its successors and assigns, entering into a nondisturbance agreement with Tenant which will provide that, so long as no event of default by Tenant under this Lease has occurred and is continuing: (i) Tenant shall not be joined as a party defendant in any foreclosure or other action which may be instituted by such mortgagee by reason of any default under the terms of its lending arrangements;
(ii) Tenant shall not be  dispossessed of the Leased Premises by such mortgagee;
(iii) Tenant's leasehold estate under the Lease shall not be terminated or disturbed by such mortgagee; and (iv) Tenant's rights under the Lease shall not be diminished, or Tenant's obligations increased, by reason of any default under the mortgagee's lending arrangements or any foreclosure of any mortgage or transfer of the Property to such mortgagee in lieu of foreclosure. Landlord agrees to obtain for the benefit of Tenant a non-disturbance agreement (consistent with the requirements set forth above) from all existing mortgagees of the Property.

     b. Tenant agrees that in the event of a foreclosure of any mortgage by the lender holding same, or the acceptance of a deed in lieu of foreclosure by the lender, or any other succession of said lender to fee ownership, Tenant will attorn to and recognize that lender as its landlord under this Lease for the remainder of the term of this Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in this Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease following any such foreclosure or proceeding in lieu thereof; provided that such successor agrees not to disturb Tenant as set forth in the prior paragraph. To the extent not prohibited by law, Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder, in the event any foreclosure proceeding is brought, prosecuted or completed.

     c. The provisions of this paragraph shall be self-operative and no further instrument shall be required; provided, however, in confirmation thereof Tenant shall execute such further assurances as may be required from time to time. Refusal by the Tenant to execute such instruments within ten (10) business days of written request shall entitle the Landlord to the option of terminating this Lease, declaring a default hereunder, and/or seeking monetary damages and/or injunctive relief.

     19. NO ENCUMBRANCE OF LEASE:

     Tenant shall not mortgage, encumber or hypothecate this Lease or permit the Lease, voluntarily or involuntarily, to become subject to any lien, encumbrance or judgment.

     20. ESTOPPEL CERTIFICATES:

     At any time, and from time to time, Tenant agrees, upon request in writing from the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing certifying that, to Tenant's knowledge, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default under any provision of this Lease (or, if in default, the nature thereof in detail) and the amounts and dates to which the Base Rent and all additional rent have been paid.

     21. PARKING:

     a. For so long as Tenant is the sole occupant of Building B, the Tenant shall be permitted to use the parking spaces in the parking area in front of and surrounding Building B exclusively. There shall be no charge for the use of these Parking Spaces. The Landlord reserves the right from time to time to make reasonable rules and regulations as in its judgment may be desirable for the safety, care and cleanliness of the parking lot and for the preservation of good order therein, including but not limited to the allocation of parking spaces among the tenants so that the distribution thereof is fair to all of the tenants in Building B if at some point a portion of the building has been recaptured by Landlord and rented out to one or more other tenants. Upon the making of such rules and regulations and when notice thereof has been given to the Tenant, such rules and regulations shall have the same force and effect as if originally made a part of this Lease. The maximum speed of vehicles in the parking areas shall be 15 miles per hour.
     b. If Tenant observes that one or more vehicles are parked in front of and/or around Building B that do not belong to Tenant's employees or business invitees (or to those of other tenants of Building B, if any), Tenant may so notify Landlord in writing, setting forth the description of the vehicles in question, including license plate numbers. Upon receipt of such notification, Landlord shall be obligated to make a good faith effort to require such vehicles to cease parking in those parking spaces.

     22. FIRE AND OTHER CASUALTY:

     a. In case of fire or other casualty, the Tenant shall give immediate notice to Landlord. If the Leased Premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, and the Tenant's obligation to pay the Base Rent and additional rent hereunder shall not cease, but it shall be prorated based upon the amount of space that is temporarily not usable or diminished in usability. If, in the opinion of the Landlord, the Leased Premises are so extensively and substantially damaged as to render them untenantable, then the Base Rent and additional rent shall cease until such time that the Leased Premises are made tenantable by the Landlord. However, if, in the opinion of the Landlord, the Leased Premises and/or the Property be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the Base Rent and additional rent shall be paid up to the time of such destruction and this Lease shall come to an end. Landlord shall notify Tenant of its opinion within thirty days after the destruction or damage (or later notice thereof). In any event, if the Leased Premises are substantially damaged and cannot be restored within six months after the casualty, then Tenant can elect to terminate this Lease on thirty days' notice to the Landlord.

     b. Unless the Landlord terminates this Lease due to the severe extent of damage, Landlord shall promptly restore and rebuild the Leased Premises (including the Tenant Improvement Work performed by Landlord pursuant to Exhibit B but excluding Tenant's trade fixtures, equipment, and personal property) at Landlord's expense. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment, personal property, subsequently made tenant improvements and other Alterations; therefore, Tenant agrees that Landlord shall have no obligation to repair any damage to same.

     c. Landlord and Tenant agree that no termination of this Lease pursuant to this provision shall operate so as to interfere with, limit or reduce Landlord's right to receive payment under any policy of loss of rents insurance.

     23. EMINENT DOMAIN:

     a. If the Property or any significant portion thereof, of which the Leased Premises are a part, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and/or shall sell or convey the said Property or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said Property or any portion thereof, then this Lease, at the option of the Landlord, shall terminate with six months notice to Tenant (or such lesser amount of notice as Landlord may be able to provide, based upon when it first received notice of the taking from the condemning authority), and the term hereof shall end as of such date as the Landlord shall fix by such notice in writing; and the Tenant shall have no claim nor be entitled to any portion of any amount which may be awarded as damages or paid as a result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings, except with respect to relocation costs or Tenant's personal property. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or public authority, agency, body or public utility seeking to take or acquire the said Property or any portion thereof. The Tenant covenants and agrees to vacate the Leased Premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of Tenant's breach hereof.

     b. Except as set forth above, Tenant hereby waives any and all rights which it may have to any portion of the condemnation award or damages received by Landlord from the condemning entity. Provided, however, that the Tenant may make claims for damages against the condemning authority to the extent that such claims relate to Tenant's personal property or relocation costs.

     c. Should the Property be the subject of a partial taking and the Landlord does not choose to terminate this Lease, and in the event the Tenant's Leased Premises are not physically affected and the Tenant's use of the Common Areas is not impaired, the Tenant shall continue to comply with all terms and conditions of this Lease including the payment of Base Rent and all additional rent subject to proration for any decline in usability of the Leased Premises.

     24. REMEDIES UPON TENANT'S DEFAULT:

     a. If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the Leased Premises or any part thereof shall be or become abandoned or deserted, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord may, in addition to any other remedies herein contained or as may be permitted by law, either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter and repossess the said Leased Premises and Landlord may, as agent for the Tenant or otherwise, re-let the Leased Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney's fees and costs, as the Landlord may have incurred in re- entering and repossessing the same and in making such repairs and alterations as may have been necessary, and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents that may accrue subsequent to the re-entry by the Landlord (including re-entry accomplished by Judgment for Possession), to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Notwithstanding the foregoing, Landlord may accelerate and call due at the time of any default by Tenant or the eviction of Tenant by summary proceedings, all Base Rent and additional rent reserved hereunder. The exercise of any remedy provided for by this Lease and/or by law shall not preclude the Landlord's exercise of any other, in order to recover all damages occasioned by the Tenant's breach.

     b. In the event the Landlord shall proceed with a summary dispossess action, acceptance of partial payments of Base Rent or additional rent shall not be a waiver of the right to receive the remaining rent. Any summary dispossess action shall not be dismissed until all Base Rent and additional rent arrearage, and all late charges, interest and attorney's fees are paid in full.

     c. In the event any Base Rent or additional rent becomes due prior to the trial date of the dispossess action, such rent shall be included by way of verbal amendment to the complaint.

     25. TERMINATION ON DEFAULT:

     Upon the occurrence of any event of default under this Lease or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy or insolvency, receivership, agreement or composition or assignment for the benefit of creditors (that is not dismissed within ninety days, provided that Tenant continues to pay its rental obligations when due), or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention to do so. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and the Landlord shall have the right to remove, either by force or otherwise, all persons, goods, fixtures and chattels therefrom, without liability for damages.

     26. REMOVAL OF TENANT'S PROPERTY:

     Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon termination of this Lease, or upon any quitting, vacating or abandonment of the Leased Premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned within ten (10) days after Tenant's quitting, vacating or abandonment of the Leased Premises and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and Landlord shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

     27. TERMINATION OF LEASE:

     In the event that this Lease is terminated due to a default by Tenant, or pursuant to any provision of this Lease, including but not limited to eminent domain, fire or other casualty, or upon the expiration of the term of this Lease, the following provisions shall apply:

     a. The requirements upon either party and rights and remedies available to either party set forth in this Lease, which are by their nature prospective in operation and effect, shall survive any termination or other expiration of the term of this Lease, even in the presence of a judgment or agreement terminating this Lease, except to the extent that any such judgment or termination agreement specifically provides to the contrary.

     b. Any amounts due for Base Rent and additional rent shall be due and payable to the Landlord, upon demand, regardless of the entry of any judgment or the existence of any agreement between the parties which terminates this Lease, unless such judgment or termination agreement specifically provides to the contrary.

     c. In the event that Landlord elects to store any property of the Tenant, Tenant shall be responsible for all storage charges incurred, which charges shall be deemed additional rent, and payment of same shall be a condition precedent to the release of Tenant's property to Tenant.

     28. RESPONSIBILITY FOR DAMAGE:

     a. In case of the destruction or damage of any kind whatsoever to the Leased Premises, the glass in the Leased Premises, or any other part of the Property, which is caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Leased Premises or the Property as speedily as possible, at the Tenant's own cost and expense.

     b. The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment resulting from the carelessness, negligence or improper conduct on the part of any other tenant or this Tenant's or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure of any services to be furnished or supplied by the Landlord; provided that Landlord is not in breach of any express warranty identified in Section 11 (Repairs and Care), and has timely honored its obligations to maintain and replace set forth therein.

     29. NON-LIABILITY OF LANDLORD:

     a. Except for willful misconduct or gross negligence of Landlord or its employees or agents, Tenant waives all claims against Landlord and its agents and employees for injury to persons, damage to property or to any other interest of Tenant sustained by Tenant or any person claiming through Tenant resulting from any occurrence in or upon the Leased Premises or the Property, including but not limited to such claims for damages resulting from: (a) any equipment or appurtenances becoming out of repair; (b) the Leased Premises or the Property being out of repair; (c) injury or damage done or occasioned by wind, water, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder, or other casualty; (d) any defect in stairs, railings or walls; (e) broken glass; (f) water, snow or ice being upon or coming through the roof, skylight, trap door, stairs, walks or any other place upon or near the Leased Premises or the Property; (g) the failing of any fixture, plaster or stucco; or (h) any act, omission or condition mentioned in the Section of this Lease entitled "Responsibility for Damage".

     b. This Lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision, or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss, or because of strikes or other labor trouble, or for any cause beyond the control of the Landlord, except as expressly set forth in this Lease.

     c. In the event that Landlord is liable to Tenant for any personal injury, property damage, or damage to any other interest of Tenant pursuant to the provisions of this paragraph or to any other provision of this Lease, the Landlord's total liability, over and above any insurance proceeds available from Landlord's insurance policies, shall be limited to the lesser of the Landlord's equity interest in the Property.

     30. THIRD PARTY BENEFICIARY:

     Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary, except for the rights contained herein for the benefit of a mortgagee.

     31. ATTORNEY'S FEES:

     a. In the event, in order to collect rent and/or any expense described as additional rent, and/or to regain possession of the Leased Premises, the Landlord files a tenancy complaint against the Tenant, an attorney's fee charge of $250.00 plus actual costs, shall be due and payable by the Tenant to the Landlord as additional rent on the date that the complaint was filed, unless the Landlord does not prevail in such suit. In the event that it is necessary for an attorney to appear in court on behalf of the Landlord as a result of the complaint being filed, the Tenant agrees to pay as additional rent the additional sum of $500.00 for the first court appearance, and the Landlord's reasonable attorney's fees for each subsequent court appearance, but not less than $500.00 per subsequent appearance, provided that Landlord prevails in such suit. All additional rent shall be payable as a condition precedent to dismissal of any such action. "Prevailing" in this context means that the Landlord had a legitimate basis for causing the complaint to be filed in the first place, if there is no judicial determination thereof because the matters in difference were settled with a payment or other performance rendered to Landlord substantially conforming to Landlord's claim either before a court appearance or at the time the matter was scheduled for trial.

     b. In any event, the prevailing party in any action to enforce or interpret this Lease shall be entitled to recover its attorneys' charges.

     32. INDEMNIFICATION OF LANDLORD:

     Tenant agrees to indemnify, defend and hold harmless Landlord and its agents and employees, from and against all claims, liabilities, losses, damages, and expenses for injury to or death of any person, or loss of or damage to property in or upon the Leased Premises and including the person and property of Tenant, its employees, agents, invitees, licensees or others (collectively, "Loss"), it being understood and agreed that all property kept, stored or maintained in or upon the Leased Premises or on the Property shall be at the risk of Tenant; except to the extent that such Loss is occasioned by Landlord's (including its agents and employees) willful misconduct, gross negligence, or breach of this Lease. The foregoing indemnity shall be in addition to Tenant's obligations to supply the insurance as required by this Lease, and not in discharge of or substitution for same.

     33. REIMBURSEMENT OF LANDLORD:

     If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the within Lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said costs and expenses with interest thereon from the date of expenditure at the rate of twelve (12%) percent per annum shall be payable by Tenant to Landlord as additional rent upon demand. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions contained in this Lease.

     34. JOINT AND SEVERAL LIABILITY:

     If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     35. RULES AND REGULATIONS:

     The Tenant shall comply and cause its employees, agents, and invitees to comply with all rules and regulations adopted by the Landlord in connection with the use of the Leased Premises and the Common Areas of the Property. A copy of the Landlord's current rules and regulations are annexed hereto, and the Tenant shall also comply with all supplements and amendments thereto which are hereafter adopted by the Landlord. All rules and regulations and supplements thereto which the Landlord may adopt shall be in writing, and a copy thereof shall be delivered to the Tenant. If the Tenant shall fail to cure any violation of these rules and regulations within five (5) business days of receipt of written notice of any such violation by the Tenant, its employees, agents or invitees, such failure shall constitute a default under this Lease.

     36. INSURANCE:

     a. The Landlord shall obtain and keep in full force and effect during the term hereof and all renewals and extensions, a business owners' policy of insurance with "all risk" coverage on all of the Landlord's improvements on the Property, including the Tenant Improvements pursuant to Exhibit B, and including but not limited to standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all of the Landlord's improvements to the extent of their full replacement value. Within fifteen (15) days of written request, Landlord shall provide to Tenant proof of this insurance coverage. The Landlord's failure to obtain or maintain the insurance coverages required by this paragraph shall be an event of default, and the Tenant shall be entitled to pursue any and all remedies available to it under the terms of this Lease and/or otherwise provided by law.

     b. The Tenant, at Tenant's own expense and cost, shall obtain and keep in full force and effect for the benefit of the Landlord during the term hereof and all renewals and extensions, general public liability insurance, insuring the Tenant and Landlord against any and all liability or claims of liability arising out of, occasioned by, or resulting from any accident or occurrence. The limits of liability coverage shall not be less than $5,000,000.00 combined single limit for personal injury and property damage arising out of a single incident. The Tenant shall also carry "all risk" coverage on all of Tenant's personal property, including but not limited to standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all of the Tenant's Alterations to the extent of their full replacement value. The policies or certificates of insurance shall be delivered to Landlord together with evidence of premium payment then due and an endorsement naming the Landlord as an "Additional Insured", not less than fifteen (15) days prior the commencement of the term hereof. New insurance policies or certificates, naming the Landlord an "Additional Insured", and paid receipts for premium payment then due shall be submitted to the Landlord annually throughout the term hereof and any renewals or extension of this Lease. The Tenant's failure to obtain or maintain the insurance coverages required by this paragraph shall be an event of default, and the Landlord shall be entitled to pursue any and all remedies available to it under the terms of this Lease and/or otherwise provided by law.

     c. Landlord and Tenant waive all rights of recovery against each other for any loss, damages, or injury of any nature whatsoever to property or persons for which the waiving party is required to be and is actually insured. In addition, during the term of this tenancy, Landlord and Tenant shall each maintain in effect in each insurance policy required under this Lease that relates to property damage, a waiver of subrogation in favor of the other party from its then-current insurance carriers, and shall upon written request of the other party furnish evidence of such currently effective waiver which shall be in customary form.

     37. NOTICES:

     All notices required under the terms of this Lease shall be sent by personal delivery, overnight courier (e.g., Federal Express), or by mailing such notices by certified or registered mail, return receipt requested, to the Landlord at the address shown at the head of this Lease, and to Tenant at the Leased Premises and to 960 Atlantic Avenue, Alameda, CA 94501, Attention CFO, or to such other addresses of the Landlord or Tenant as may be designated by them in writing, which notice of change shall be given in the same manner. Facsimile machine transmission of notices is not deemed adequate notice or service. Notices sent by personal delivery shall be effective upon actual receipt at the address of the addressee. Notices sent by overnight courier shall be effective as of the date deposited with the courier service for next day delivery. Notices sent by certified mail or registered mail shall be effective as of the date deposited with and postmarked by the U.S. Postal Service, properly addressed, with postage thereon prepaid.

     38. SEVERABILITY:

     The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

     39. CONFORMITY WITH LAWS AND REGULATIONS:

     a. The Landlord may pursue the relief or remedy sought in any clause or section of this Lease which is deemed invalid by law, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency or with common law in such case made and provided, as if the particular provisions of the applicable statutes, regulations or common law were set forth herein at length.

     b. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of New Jersey.

     40. NON-WAIVER BY LANDLORD:

     The various rights, remedies, options and elections of the Landlord expressed herein are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease, or to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

     41. TENANT NOT IN MILITARY:

     Tenant represents that he/she/they are not in the military service. If Tenant, or any one of them, joins any branch of the military service during the term of this Lease, or renewals or extensions hereof, Landlord will be so notified by Tenant in writing. Absent such notice, Landlord shall be entitled to rely on this representation of Tenant in executing any Affidavit of Non Military Service.

     42. CORPORATE TENANTS:

     In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of New Jersey; all of Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     43. BROKERS:

     Landlord and Tenant represent that each has dealt with no broker, agent or finder in connection with this Lease other than Steven Blitzer of Blitzer Rosenblum Realty Group, Inc. Landlord shall be responsible for all commissions due to Blitzer Rosenblum arising out of this Lease. Landlord and Tenant agrees to indemnify and hold each other harmless (i) from and against claims for commissions or finders fees made by any other broker, agent and/or finder based on their respective acts with respect to the leasing transaction contemplated hereby, and (ii) for all costs and expenses including reasonable attorney's fees, plus interest pursuant to New Jersey Court Rule 4:42-11(a), incurred with respect to any such claims arising out of their respective acts.

     44. NUMBER AND GENDER:

     In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

     45. BINDING EFFECT:

     All of the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

     46. WAIVER OF JURY TRIAL:

     Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

     47. CAPTIONS AND HEADINGS:

     The Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

     48. HOLDOVER TENANCY:

     a. If Tenant remains in possession of the Leased Premises after the expiration or other termination of the term of this Lease, Tenant's rental obligations shall increase to an amount equal to double the monthly Base Rent and double the Tenant's monthly payment toward common charges. This increased rent shall continue together with all the other terms of this Lease, without the requirement for demand therefor by Landlord to Tenant or Landlord demanding delivery of possession of the Leased Premises. Such holdover tenancy may only be terminated by either (i) Landlord giving to Tenant thirty (30) days prior written notice or (ii) Tenant giving to Landlord, at least sixty (60) days prior to the intended date of termination, a written notice of Tenant's intent to terminate such tenancy. The termination date chosen by Tenant or Landlord must be as of the end of a calendar month. This new rental arrangement shall continue until this tenancy is properly terminated and Tenant actually vacates and surrenders possession of the Leased Premises to Landlord.

     b. Nothing in the foregoing paragraph shall abrogate Landlord's right to remove the Tenant pursuant to a Judgment for Possession and Warrant for Removal issued by the Special Civil Part of the Superior Court of New Jersey.

     49. PAYMENT OF ADDITIONAL RENT:

     All sums due to Landlord from Tenant pursuant to any provision of this Lease, shall be deemed additional rent, whether or not specifically so designated herein. All additional rent payments shall be made by Tenant without setoff or deduction. Such payment shall be made by Tenant within thirty (30) days of demand, unless any specific provision of this Lease provides a different time period for payment of a certain type of charge, in which case the specific provision shall control.

     50. RECORDING:

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


     Tenant shall not record this Lease or any memorandum hereof without the prior written consent of Landlord.

     51. TITLE AND QUIET ENJOYMENT:

     The Landlord covenants and represents that Landlord is the owner of the Property of which the Leased Premises are a part, and Landlord has the right and authority to enter into, execute and deliver this Lease. Landlord further covenants and agrees that the Tenant, upon paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof.

     52. WAIVER:

     The waiver by Landlord of its right to enforce any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent enforcement of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Base Rent or additional rent so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by Landlord or Tenant.

     53. HOURS OF OPERATION:

     Tenant shall have access to the Leased Premises during all hours and days of the term, subject to Landlord's right to make repairs and other express provisions of this Lease.

     54. NO FIRE SALES:

     No auction, fire or bankruptcy sales may be conducted in the Leased Premises without the prior written consent of Landlord.

     55. ADJACENT BUILDING UPGRADE:

     Within approximately six (6) months after Building B is completed, weather permitting, Landlord will upgrade the exterior of the existing Grosso Building.

     56. SUBMISSION NOT AN OPTION:

     The submission of this Lease for examination does not constitute an option or offer to lease the Leased Premises described herein. This Lease shall have no binding effect on the parties unless and until it is executed by both Landlord and Tenant, and a fully executed copy is delivered to both parties.

     57. ENTIRE CONTRACT:

     This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused this Lease to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, as of the date first above written. By signing below the Tenant acknowledges receipt of a copy of this Lease, and agrees to be bound by all terms and conditions contained in this Lease, and in the attached Rules and Regulations.

WITNESS:                               Toubin Realty II, LLC, Landlord


//Shari Blinn//                        BY: //Jerome Toubin//
-----------------------------              -------------------------------
                                           Jerome Toubin, Managing Member


                                       Geoworks, Inc., Tenant

//Steve Hugh//                         By: //David Pepe//
-----------------------------              -------------------------------
                                           David Pepe, Vice President

RULES AND REGULATIONS

     1. Landlord may at any time close any Common Areas to effect construction, repairs, alterations, additions or changes thereto, and may do such other acts in and to the Common Areas as in its judgment may be desirable or necessary to improve the utility thereof, provided that Tenant is given reasonable notice of such work and the work is conducted in a reasonable manner that minimizes inconvenience to Tenant.

     2. The Common Areas shall be used by Tenant, its agents, employees, customers and invitees, in common with agents, employees, customers and invitees of Landlord and parties to whom the right to use the Common Areas has been granted by the Landlord, including the other tenants from time to time.

     3. Tenant's right to use the Common Areas shall terminate upon the termination of this Lease by lapse of time or otherwise.

     4. Tenant shall not make any use of the Common Areas which shall interfere in any way with the use of the Common Areas by others.

     5. Tenant's use of all Common Areas shall be subject to the rules and regulations set forth herein and from time to time approved by the Landlord pursuant to the provisions of the Tenant's Lease.

     6. No awning or other projections shall be attached to the exterior walls of the Leased Premises or the building of which they form a part.

     7. No radio or television or other similar device shall be installed, and no aerial shall be erected on the roof, on exterior walls of the Leased Premises or the building, or on the grounds, without in each instance having obtained Landlord`s prior written consent. Any such device or aerial so installed without such prior written consent shall be subject to removal without notice at any time.

     8. No loudspeakers, television sets, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

     9. Tenant  shall set the  applicable  thermostats  so as to keep the Leased
Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     10. Tenant shall not make or permit any noise or odor which Landlord deems objectionable to emanate from the Leased Premises and no person shall use the Leased Premises as sleeping quarters, sleeping apartments or lodging rooms.

     11. Tenant shall obtain all permits or licenses necessary to conduct its business.

     12. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants or occupants of the Property or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Property or elsewhere.

     13. The plumbing apparatus shall not be used for any other purposes than those for which they were constructed, nor shall any sweepings, rubbish, rags, or any other improper articles be thrown into same.

     14. Tenant and Tenant's agents, employees and business invitees shall not smoke any type of tobacco products in the Leased Premises, or in any of the buildings on the Property.

     15. Tenant and Tenant's agents, employees and business invitees shall not bring any pets or any animals of any kind into the Leased Premises, or anywhere else on the Property, at any time, except for seeing eye dogs.

     16. Tenant must, upon termination of its tenancy, return all keys for the Leased Premises and appurtenances, or pay for same. Tenant shall not, without the consent of the Landlord, put a new lock or change the locks on the Leased Premises' entrances. In the event that the Landlord consents to a change in the locks, the Tenant shall provide the Landlord with a complete set of keys for the new or changed locks.

     17. The Tenant shall give immediate notice to the Landlord of any incident or injury to the Leased Premises, including damage to water pipes, gas pipes or any other fixtures in the building.

     18. The Tenant shall promptly report to the Landlord the presence of any insects or vermin in or around the Property. If such infestation is attributable to Tenant, Tenant shall promptly arrange for the necessary extermination and the repair of any damage caused by the infestation. If Tenant did not cause the infestation, the Tenant shall cooperate with the Landlord in admitting an exterminator of the Landlord's choosing for the purpose of exterminating any infestations that are found.

     19. By signing below, the Tenant acknowledges receipt of a copy of these rules and regulations, and it agrees to be bound by all terms and conditions contained herein, and in the Lease Agreement to which these rules and regulations are attached.

                                              Geoworks, Inc.


                                              By:
                                                 ----------------------------
                                                 David Pepe, Vice President

                                    EXHIBIT B

The "Construction Specifications" that were prepared by Mancini Duffy for Geoworks' tenancy at the Renaissance Center Building 2, Old Bridge, New Jersey, Mancini Duffy's Project Number ZL 1586-011, are described as follows:

Architectural Drawings by Mancini Duffy: revision 2 of July 8, 2000

     Cover Sheet
     2A0.1
     2A0.2
     2A1.1 through 1.6

Engineering Drawings by Van Praet & Weisgerber, Consulting Engineers: revision 2 of July 8, 2000

     2H1.1,2.1,3.1,4.1,4.2
     2P1.1,1.2
     2E1.2,2.2,3.2,4.2


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